EXHIBIT 21.0 SUBSIDIARIES





      Registrant           Clifton Savings Bancorp, Inc.
      ----------           -----------------------------


                                   Percentage              Jurisdiction or
       Subsidiaries                Ownership            State of Incorporation
---------------------------   ---------------------   --------------------------

Clifton Savings Bank, S.L.A           100%                   New Jersey


Botany Inc. (1)                       100%                   New Jersey

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(1) Wholly owned subsidiary of Clifton Savings Bank, S.L.A.